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STATEGIST WORLD FUND, INC.
FILE NO.33-63951/811-7405

EXHIBIT INDEX

Exhibit 10:    Opinion and consent of counsel

Exhibit 11:    Independent auditors consent

Exhibit 17:    Financial Data Schedules

Exhibit 19(e): Officers' Power of Attorney

Exhibit 19(f): Directors' Power of Attorney